Exhibit 99.1

NASDAQ:FIZZ For Immediate Release Contact: Office of the Chairman, Grace Keene

NATIONAL BEVERAGE CORP. STATES

LACROIX LEADS THE CATEGORY

ON REPORTED SCANS / SALES

FORT LAUDERDALE, FL, June 29, 2020 . . . National Beverage Corp. (NASDAQ:FIZZ) today announced that the latest flavors of LaCroix, LimonCello, Pastèque and Hi-Biscus, have pushed the weekly scans to new highs. LaCroix achieved scanned tracked channel growth of 27.4% or 220 basis points over the category in the four-week period ended June 20, 2020 compared to the prior year. (1)

We appreciate our loyal consumers that have chosen to accompany us on this refreshing journey and are pleased that LaCroix is giving those consumers a needed boost of faith, trust and authenticity.

National Beverage Corp. will release annual earnings for the fiscal year ended May 2, 2020 on Wednesday July 1, 2020.

(1)	Source - Nielsen United States xAOC